Exhibit 24


                                POWER OF ATTORNEY


      Each person whose signature appears below constitutes and appoints Michael
J. Gausling and Jack E. Jerrett, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, in any and all capacities, to sign a registration statement on Form S-8 to be filed by OraSure Technologies, Inc., relating to 6,185,400 shares of its common stock to be issued pursuant to the OraSure Technologies, Inc. 2000 Stock Award Plan, the OraSure Technologies, Inc. Employee Incentive and Non-Qualified Stock Option Plan, the Epitope, Inc. 1991 Stock Award Plan, the Nonqualified Stock Option Agreement for Discounted Plan Option Granted to Robert D. Thompson, and the Agritope, Inc. 1992 Stock Award Plan, and any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with exhibits, with the Securities and Exchange Commission. In addition, the undersigned grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done.

      IN WITNESS WHEREOF, this power of attorney has been signed by the following persons in the capacities indicated as of February 12, 2002.


/s/ Michael J. Gausling
------------------------            Chief Executive Officer, President and
Michael J. Gausling                 Director

/s/ Michael G. Bolton               Director
------------------------
Michael G. Bolton

/s/ William W. Crouse               Director
------------------------
William W. Crouse

/s/ Carter H. Eckert                Director
------------------------
Carter H. Eckert

/s/ Frank G. Hausmann               Director
------------------------
Frank G. Hausmann

/s/ Roger L. Pringle                Director
------------------------
Roger L. Pringle

                                    Director
------------------------
Gregory B. Lawless